EXHIBIT 5.1, 8.1, 23.1

[Letterhead of Thacher Proffitt & Wood LLP]

February 27, 2006

Citigroup Global Markets Inc.

390 Greenwich Street, 4th Floor

New York, New York 10013

Opinion: Tax

Citigroup Mortgage Loan Trust Inc.,

Citigroup Mortgage Loan Trust, Series 2006-AR1

Mortgage-Backed Notes

Ladies and Gentlemen:

We have acted as counsel to Citigroup Global Markets Realty Corp., Citigroup Mortgage Loan Trust Inc. (the “Depositor”) and Citigroup Global Markets Inc. (the “Underwriter” and the “Initial Purchaser”, as applicable) in connection with (i) the Mortgage Loan Purchase Agreement, dated as of February 24, 2006 (the “Seller Sale Agreement”), between CS OT I LLC (the “Seller”) and the Depositor and acknowledged by Citigroup Global Markets Realty Corp., (ii) the Amended and Restated Trust Agreement, dated as of February 27, 2006 (the “Trust Agreement” and the “Depositor Sale Agreement”, as applicable), among the Depositor, Wilmington Trust Company as owner trustee (the “Owner Trustee” of Citigroup Mortgage Loan Trust 2006-AR1 (the “Issuer”)), CitiMortgage, Inc. as securities administrator (“CitiMortgage” and the “Securities Administrator”) and Citibank, N.A. as certificate registrar and certificate paying agent (“Citibank”), and the Certificates issued pursuant thereto (the “Owner Trust Certificates”), (iii) the Servicing Agreement, dated as of February 1, 2006 (the “Servicing Agreement”), among CitiMortgage as master servicer (in such capacity, the “Master Servicer”) and Securities Administrator, the Depositor, CSE Mortgage LLC (in such capacity, the “Sponsor”), U.S. Bank National Association as indenture trustee (the “Indenture Trustee”) and Citibank as note registrar, paying agent and authenticating agent, (iv) the Custodial Agreement, dated as of February 27, 2006 (the “Custodial Agreement”), among the Depositor, the Indenture Trustee and Citibank (West), FSB (the “Custodian”), (v) the Indenture, dated as of February 27, 2006 (the “Indenture”), among the Issuer, the Securities Administrator, the Indenture Trustee and Citibank as note registrar, paying agent and authenticating agent, and the notes issued pursuant thereto designated as Mortgage-Backed Notes, Series 2006-AR1 (the “Notes”), (vi) the Underwriting Agreement, dated as of February 24, 2006 (the “Underwriting Agreement”), between the Depositor and the Underwriter, (vii) the Administration Agreement, dated as of February 27, 2006 (the “Administration Agreement”), among the Issuer, the Securities Administrator, the Owner Trustee and CSE Mortgage LLC as certificateholder (in such capacity, the “Certificateholder”) and (viii) the Prospectus Supplement, dated February 24, 2006 (the “Prospectus Supplement”), and the Prospectus to which it relates, dated September 29, 2005 (the “Base Prospectus” together with the Prospectus Supplement, the “Prospectus”). The Seller Sale Agreement, the Trust Agreement, the Servicing Agreement, the Custodial Agreement, the Indenture, the Underwriting Agreement and the Administration Agreement are collectively referred to herein as the “Agreements”. Capitalized terms not defined herein have the meanings assigned to them in the Agreements.

In rendering this opinion letter, as to relevant factual matters we have examined the documents described above and such other documents as we have deemed necessary including, where we have deemed appropriate, representations or certifications of officers of parties thereto or public officials. In rendering this opinion letter, except for the matters that are specifically addressed in any opinion expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals or as copies thereof, the conformity to the originals of all documents submitted to us as copies, the genuineness of all signatures and the legal capacity of natural persons, (ii) the necessary entity formation and continuing existence in the jurisdiction of formation, and the necessary licensing and qualification in all jurisdictions, of all parties to all documents, (iii) the necessary entity authorization, execution, authentication, payment, delivery and enforceability (as limited by bankruptcy and other insolvency laws) of and under all documents, and the necessary entity power and authority with respect thereto, and (iv) that there is not any other agreement that modifies or supplements the agreements expressed in any document to which this opinion letter relates in a manner that affects the correctness of any opinion expressed below. In rendering this opinion letter, except for any matter that is specifically addressed in any opinion expressed below, we have made no inquiry, have conducted no investigation and assume no responsibility with respect to (a) the accuracy of and compliance by the parties thereto with the representations, warranties and covenants as to factual matters contained in any document or (b) the conformity of the underlying assets and related documents to the requirements of any agreement to which this opinion letter relates. Each assumption herein is made and relied upon with your permission and without independent investigation.

This opinion letter is based upon our review of the documents referred to herein. We have conducted no independent investigation with respect to the facts contained in such documents and relied upon in rendering this opinion letter. We also note that we do not represent any of the parties to the transactions to which this opinion letter relates or any of their affiliates in connection with matters other than certain transactions. However, the attorneys in this firm who are directly involved in the representation of parties to the transactions to which this opinion letter relates, after such consultation with such other attorneys in this firm as they deemed appropriate, have no actual present knowledge of the inaccuracy of any fact relied upon in rendering this opinion letter.

In rendering this opinion letter, we do not express any opinion concerning any law other than the federal income tax laws of the United States, including without limitation the Internal Revenue Code of 1986, as amended (the “Code”). We do not express any opinion herein with respect to any matter not specifically addressed in the opinions expressed below, including without limitation (i) any statute, regulation or provision of law of any county, municipality or other political subdivision or any agency or instrumentality thereof or (ii) the securities or tax laws of any jurisdiction.

Based upon and subject to the foregoing, it is our opinion that:

1.            Each of the Agreements to which the Depositor or the Issuer is a party is a valid and legally binding agreement under the laws of the State of New York, enforceable thereunder in accordance with its terms against that party.

2.            The Notes are valid and legally binding obligations under the laws of the State of New York, enforceable thereunder in accordance with their terms against each obligor thereunder, and are entitled to the benefits of the Indenture.

3.            The statements made in the Base Prospectus and the Prospectus Supplement under the heading “Federal Income Tax Consequences”, to the extent that those statements constitute matters of law or legal conclusions with respect thereto, while not purporting to discuss all possible consequences of investment in the securities to which they relate, are correct in all material respects with respect to those consequences or matters that are discussed therein.

4.            Under current United States federal income tax law as of the Closing Date, based upon certain financial calculations prepared at the request of the Underwriter concerning the projected payments on the Notes and assuming the accuracy of and compliance with the representations, covenants and other provisions of the Agreements without any waiver or modification thereof, although there are no regulations, rulings or judicial precedents addressing the characterization for federal income tax purposes of securities having terms substantially the same as those of the Notes, for federal income tax purposes (i) the Offered Notes will be characterized as indebtedness to a Noteholder (other than a Noteholder that owns, directly or indirectly through one or more entities disregarded as entities separate from such Noteholder, the owner trust certificate and 100% of the Retained Notes, and not as representing ownership interests in the Issuing Entity, and (ii) the Issuing Entity will not be classified as (A) an association taxable as a corporation, (B) a publicly traded partnership or (C) a taxable mortgage pool, as long as, in the case of clause (C), a single person owns for federal income tax purposes, directly or indirectly through one or more entities disregarded as entities separate from such person, the owner trust certificate and a 100% interest in the Retained Notes.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement, and to the use of our name in the prospectus and prospectus supplement included in the Registration Statement under the headings “Certain Federal Income Tax Consequences” and “Legal Matters”, without admitting that we are “persons” within the meaning of Section 7(a) or 11 (a)(4) of the 1933 Act, or “experts” within the meaning of Section 11 thereof, with respect to any portion of the Registration Statement.

Very truly yours,

/s/ THACHER PROFFITT & WOOD LLP